UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Marriott Dr.

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, Marcus A. Lemonis informed the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) that he would retire as Chief Executive Officer, Chairman of the Board and as a member of the Board, effective December 31, 2025. Following his retirement from his role as Chief Executive Officer and Chairman of the Board, Mr. Lemonis will continue to be employed with the Company in the non-executive role of Co-Founder and Special Advisor.

On the same date, the Board appointed Matthew Wagner, the current President of the Company, to succeed Mr. Lemonis as the Company’s Chief Executive Officer, effective as of January 1, 2026. Mr. Wagner will remain the Company’s President. Mr. Wagner will also be appointed as a Class I member of the Board, effective as of January 1, 2026. Mr. Wagner will serve as the Company’s principal executive officer. In addition, Brent Moody was appointed as Chairman of the Board, also effective as of January 1, 2026.

Biographical information for Mr. Wagner, age 40, can be found on page 29 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2025 and is incorporated herein by reference.

Wagner Employment Agreement

In connection with Mr. Wagner’s appointment as the President and Chief Executive Officer of the Company, on December 2, 2025, the Board approved a second amended and restated employment agreement with Mr. Wagner (the “Wagner Employment Agreement”), which supersedes and replaces his prior employment agreement effective as of January 1, 2026. The material changes under the Wagner Employment Agreement from his existing employment agreement include:

•	The term of the Wagner Employment Agreement will end on December 31, 2028, with automatic annual renewals unless either party provides at least 90 days’ prior written notice of non-renewal;

•	Mr. Wagner’s annual base salary will increase to $1,000,000;

•	Mr. Wagner’s annual target incentive bonus will increase to 135% of his annual base salary, with a maximum opportunity of 175% of his annual base salary;

•	Mr. Wagner will be granted an award of 465,000 restricted stock units under the Camping World Holdings, Inc. 2016 Incentive Award Plan on January 1, 2026, which will vest in three equal annual installments on each of the first three anniversaries of November 15, 2025, subject to his continued service through the applicable vesting dates;

•	Mr. Wagner will also be eligible for the severance payments and benefits in the event of a termination of his employment without cause or by him for good reason (each as defined in the Wagner Employment Agreement) or due to the Company’s non-renewal of the term of the Wagner Employment Agreement; and

•	Upon a termination of Mr. Wagner’s employment by the Company without “cause” or by him for “good reason” (each as defined in the Wagner Employment Agreement) or due to the Company’s non-renewal of the term of the Wagner Employment Agreement, Mr. Wagner will be entitled to receive, subject to Mr. Wagner’s execution and delivery of a release, (i) his annual bonus for the prior calendar year, to the extent not yet paid, (ii) a pro-rated target annual bonus for the year of termination, (iii) the accelerated vesting of any time-based equity awards (with the vesting of any equity awards that are tied in whole or in part to performance to be governed by the terms of the applicable award agreement), (iv) payment for COBRA benefits for a period of 18 months following termination, and (v) an amount equal to the sum of his annual base salary and his target annual bonus for the year in which termination occurs which will be paid over a twelve-month period; and

•	Mr. Wagner will be subject to non-disparagement obligations and a 12-month post-employment non-competition and non-solicitation restriction period.

Lemonis Employment Agreement

In connection with Mr. Lemonis’ transition to the role of Co-Founder and Special Advisor, on December 2, 2025, the Board approved a second amended and restated employment agreement with Mr. Lemonis (the “Lemonis Employment Agreement”), which will supersede and replace his prior employment agreement effective as of January 1, 2026. The material changes under the Lemonis Employment Agreement from his existing employment agreement include:

•	The term of the Lemonis Employment Agreement will end on December 31, 2026, unless mutually extended by Mr. Lemonis and the Company;

•	Mr. Lemonis will continue as a non-executive employee of the Company and will provide transition and advisory services to the Board and Chief Executive Officer during the term of the Lemonis Employment Agreement;

•	Mr. Lemonis will be eligible to receive an annual incentive bonus in the amount of 150% of his annual base salary, which shall be payable in the form of fully vested shares unless Mr. Lemonis provides timely notice that such annual bonus should be payable in cash;

•	Effective as of December 15, 2025, the restricted stock units previously granted to Mr. Lemonis which remain outstanding and unvested as of such date will accelerate and vest in full and will be settled in accordance with the terms of the applicable award agreement. The performance-based stock units previously granted to Mr. Lemonis will remain outstanding and eligible to vest in accordance with their terms; and

•	Upon a termination of Mr. Lemonis’ employment by the Company without “cause” or by him for “good reason” (each as defined in the Lemonis Employment Agreement) or due to the expiration of the term of the Lemonis Employment Agreement, Mr. Lemonis will be entitled to receive, subject to Mr. Lemonis’ continued compliance with the applicable restrictive covenants and execution and delivery of a release, (i) his annual bonus for the prior calendar year, to the extent not yet paid, (ii) if such termination occurs during fiscal year 2026, his annual bonus for 2026, (iii) the vesting of any equity awards that are tied in whole or in part to performance will be governed by the terms of the applicable award agreement, (iv) payment for COBRA benefits for a period of 18 months following termination, (v) if such termination occurs during fiscal year 2026, continued payment of Mr. Lemonis’ base salary for the remaining portion of fiscal year 2026 following the date of termination, and (vi) an amount equal to the sum of his annual base salary and his annual bonus for the year in which termination occurs. If permitted by the Board, the severance payments described in clauses (i), (ii), and (vi) shall be payable in the form of fully vested shares rather than cash.

Amendment to the Camping World Holdings, Inc. 2016 Incentive Award Plan

On December 2, 2025, the Board approved an amendment (the “2016 Plan Amendment”) to the Camping World Holdings, Inc. 2016 Incentive Award Plan (as amended, the “2016 Plan”) to provide that the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director serving as chairman of the Board during any calendar year under the 2016 Plan shall not exceed $1,000,000.

Non-Executive Chairman Compensation

On December 2, 2025, in light of the separation of the roles of Chief Executive Officer and Chairman, the Board approved an additional 2026 cash retainer of $100,000 and an award of restricted stock units with an aggregate fair market value on the date of grant of $550,000 for Mr. Moody for his service as non-executive chairman of the Board during 2026. The restricted stock unit award will be granted on January 1, 2026 and will vest on the first anniversary of the date of grant, subject to Mr. Moody’s continued service through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Date: December 8, 2025